SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 10, 2001

PROTECTIVE LIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12332	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South, Birmingham, Alabama	35223
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (205) 879-9230

N/A
(Former name or former address, if changed since last report.)

Item 5. Other Events

        On July 10, 2001, Registrant issued a press release to announce an agreement to sell substantially all of its Dental Benefits Division to Fortis, Inc., and the discontinuance of other related health insurance lines upon completion of the sale. This press release is included as Exhibit 99 to this Form 8-K.

        The release includes an estimate for the loss on disposal of discontinued operations to be taken at closing, a loss to be taken in the second quarter relating to the other health insurance lines, and pro forma restated historical consolidated condensed statements of income for 2000 and the first quarters of 2000 and 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION
BY/s/Jerry W. DeFoor
Jerry W. DeFoor
Vice President and Controller

Dated:   July 10, 2001

Exhibit Index

Exhibit Number	Description	Page Number
99	Press Release Dated July 10, 2001

Exhibit 99

PROTECTIVE ANNOUNCES SALE OF
DENTAL BENEFITS DIVISION

BIRMINGHAM, Alabama (July 10, 2001) Protective Life Corporation (NYSE:PL) announced today that it has entered into an agreement to sell substantially all of its Dental Benefits Division to Fortis, Inc. The companies anticipate that the transaction can be completed in the fourth quarter of 2001, subject to regulatory approval and customary closing conditions.

The transaction, which is valued at approximately $300 million, includes the coinsurance of the Division’s indemnity dental business and the sale of the Division’s prepaid dental subsidiaries. Protective’s basis in the businesses being sold is approximately $260 million. Protective will realize a pretax gain in the sale, but will incur income taxes and other costs relating to the exiting of the business that will result in a loss of approximately $.34 per share at closing.

Drayton Nabers, Jr., Chairman of the Board and Chief Executive Officer of Protective stated: "This transaction will give the Company the opportunity to focus on its core life insurance, retirement savings and credit businesses. We are pleased that the transaction is with Fortis, Inc., a leader in a number of specialty insurance markets in the U.S."

J. Kerry Clayton, president and chief executive officer of Fortis, Inc., said, “This transaction will position our group life, disability and dental benefits affiliate, Fortis Benefits, as the nation’s fourth-largest provider of dental benefits and a leader in the rapidly-growing voluntary (employee-paid) dental benefits market. Our combination with Protective’s Dental Benefits Division will create significant benefits for our customers, including a broader selection of competitively priced products and services. We’re also excited about the opportunity to improve access to dental care by helping small employers establish voluntary dental plans for their employees. This acquisition reaffirms Fortis, Inc.‘s ongoing commitment to build and manage a select portfolio of U.S. specialty businesses that are leaders in their respective markets and provide peace of mind to our customers by offering unique products and services that meet their needs.”

In an unrelated transaction, Protective announced on June 22 it had agreed to acquire Inter-State Assurance Company and First Variable Life Insurance Company from Ilona Financial Group, Inc., representing a net capital investment of $177 million.

Mr. Nabers further stated: “The sale of our Dental Benefits Division will eliminate most of the goodwill on our balance sheet, and we expect to have approximately $200 million of free capital available for reinvestment after our pending acquisition and this transaction are completed. As opportunities arise, we intend to invest this capital in our other businesses at rates of return in line with those currently being achieved. Upon reinvestment of the capital, we would expect the ultimate result of the transaction to be accretive to earnings.”

The businesses being sold will be accounted for as discontinued operations when the transaction is completed. The estimated loss on disposal of discontinued operations that Protective will recognize at closing is summarized in the following table:

                                                                  Estimate     Per Share
                                                                -------------  ---------
                                                                (in millions)  (diluted)
ESTIMATED LOSS ON DISPOSAL OF
DISCONTINUED OPERATIONS
Gain before income tax from sale of dental business                $ 40.0
Income tax expense                                                  (54.1)
                                                                    ------
                                                                    (14.1)      $(.20)

Provision for other exit costs, net of income tax expense            (9.8)       (.14)
                                                                    ------       -----
                                                                   $(23.9)      $(.34)
                                                                    ======       =====

Concurrent with and related to the sale of the Dental Benefits Division, Protective will also discontinue other health insurance lines. These other health insurance lines (currently being reported in the Company’s Corporate and Other business segment) were initiated and managed by the Dental Benefits Division in ventures with third parties. These lines will report a loss (primarily due to reserve strengthening) of approximately $.15 in the Company’s second quarter, which ended June 30. These lines have incurred losses since 1998, and reported a loss of $.02 per share in the first quarter of 2001. The Company believes that the reserve strengthening will be sufficient to put the lines at breakeven in the third quarter and during the run-off of the business.

PROTECTIVE PRO FORMA RESTATED HISTORICAL INFORMATION

Summarized below are the historical consolidated condensed statements of income of Protective for 2000 and the first quarters of 2000 and 2001 on an unaudited, pro forma basis, as they will be restated when the announced transactions are completed and accounted for as discontinued operations. The pro forma information is based on Protective’s historical consolidated condensed statements of income for 2000 and the first quarter of 2001. The pro forma financial information does not purport to be indicative of results of the future operations of Protective. That is, the following pro forma information is not a projection of the Company’s future results from continuing operations, and does not include any pro forma adjustments for the future effects of the announced transactions including any income from the reinvestment of capital.

PRO FORMA RESTATED HISTORICAL
CONSOLIDATED CONDENSED
STATEMENTS OF INCOME
(unaudited)

                                                                        FOR THE QUARTER ENDING
                                                                                MARCH 31
                                                                        -----------------------
                                                           2000            2000          2001
                                                           ----            ----          ----
REVENUES
Premiums and policy fees ..........................   $ 1,303,270    $   292,555    $   333,912
Reinsurance ceded .................................      (811,347)      (167,079)      (165,687)
                                                       -----------      ---------      ---------
Premiums and policy fees, net of
   reinsurance ceded ..............................       491,923        125,476        168,225
Net investment income .............................       730,176        171,439        206,519
Realized investment gains:
   Fixed maturities and equity securities .........        (7,043)         2,696          1,518
   Derivative financial instruments ...............                                       7,573
Other income ......................................       166,819         58,747         31,944
                                                       -----------      ---------      ---------
                                                        1,381,875        358,358        415,779
                                                       -----------      ---------      ---------
BENEFITS AND EXPENSES
Benefits and settlement expenses ..................       762,661        189,765        253,412
Amortization of deferred policy acquisition costs .       143,181         34,805         27,661
Amortization of goodwill ..........................         3,113            524            857
Other operating expenses ..........................       244,453         63,248         68,274
                                                       -----------      ---------      ---------
                                                        1,153,408        288,342        350,204
                                                       -----------      ---------      ---------
Income before income tax ..........................       228,467         70,016         65,575
Income tax expense ................................        81,013         23,767         22,883
                                                       -----------      ---------      ---------
Income before minority interest ...................       147,454         46,249         42,692
Minority interest in net income of
   consolidated subsidiaries ......................         9,461          2,307          1,601
                                                       -----------      ---------      ---------
Net income before cumulative effect
   of change in accounting principle ..............       137,993         43,942         41,091
Cumulative effect of change in accounting principle                                      (7,593)
                                                       -----------      ---------      ---------
Net income from continuing operations .............       137,993         43,942         33,498

Income from discontinued operations,
net of income tax .................................        15,483           (907)         4,549
                                                       -----------      ---------      ---------
Net income ........................................   $   153,476    $    43,035    $    38,047
                                                       ===========      =========      =========
OPERATING INCOME PER SHARE
Operating income from continuing operations .......   $      2.16    $       .64    $       .51
Operating income from discontinued operations .....           .23           (.01)           .07
                                                       -----------      ---------      ---------
Operating income ..................................   $      2.39    $       .63    $       .58
                                                       ===========      =========      =========
NET INCOME PER SHARE-DILUTED
Net income before cumulative effect
   of change in accounting principle
   from continuing operations .....................   $      2.09    $       .66    $       .60
Net income from discontinued operations ...........           .23           (.01)           .07
Net income before cumulative effect                    -----------      ---------      ---------
   of change in accounting principle ..............   $      2.32    $       .65    $       .67
                                                       ===========      =========      =========
Net income ........................................   $      2.32    $       .65    $       .56
                                                       ===========      =========      =========

In the first quarter of 2000, Protective’s operating income from continuing operations was $.40 per share excluding income from the sale of Protective’s Hong Kong affiliate. Operating income per share is net income per share-diluted excluding realized investment gains and losses and related amortization, and cumulative effect of change in accounting principle.

PROTECTIVE CONFERENCE CALL

There will be a conference call today for Protective’s management to discuss with analysts and professional investors these transactions at 11:00 a.m. Eastern. Analysts and professional investors may access this call by calling 1-800-603-4928 (international callers 706-634-6332) shortly before that time. A recording of the call will be available from 1:00 p.m. Eastern today until midnight July 11. You may access this recording by calling 1-800-642-1687 (international callers 706-645-9291) and giving the code number 1328127.

A simultaneous listen-only webcast of the call will also be available for the public on the Company’s web site at www.protective.com. A recording of the webcast will be available until midnight July 17.

Supplemental information is also available through "fax on demand" by calling 1-800-323-6124.

Protective will announce its second quarter results on July 31.

FORWARD-LOOKING STATEMENTS

With respect to Protective, this release includes “forward-looking statements” which express expectations of future events and/or results. All statements based on future expectations rather than on historical facts are forward-looking statements that involve a number of risks and uncertainties, and Protective cannot give assurance that such statements will prove to be correct. The factors which could affect Protective’s future results include, but are not limited to, general economic conditions and the following trends and uncertainties: we are exposed to many types of risks that could negatively affect our business; we operate in a mature, highly competitive industry, which could limit our ability to gain or maintain our position in the industry; a ratings downgrade could adversely affect our ability to compete; our policy claims fluctuate from year to year, and actual results could differ from our expectations; we could be forced to sell investments at a loss to cover policyholder withdrawals; interest-rate fluctuations could negatively affect our spread income or otherwise impact our business; insurance companies are highly regulated; tax law changes could adversely affect our ability to compete with non-insurance products or reduce the demand for certain insurance products; financial services companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments; a decrease in sales or persistency could negatively affect our results; our investments are subject to risks; our growth from acquisitions involves risks; we are dependent on the performance of others; and our reinsurance program involves risks. Please refer to Exhibit 99 of Protective Life Corporation’s most recent Form 10-K/10-Q for more information about these factors that could affect future results.

CONTACTS:

PROTECTIVE LIFE CORPORATION
John D. Johns
President and Chief Operating Officer
(205)868-4400
Jerry W. DeFoor
Vice President and Controller
(205)868-3515